Exhibit 99.1

Virpax Announces Positive Results of Swine Model Pilot Study for Probudur™

BERWYN, PA – July 10, 2024 — Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ: VRPX), a company specializing in developing non-addictive products for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and anti-viral barrier indications, today announced results for a Swine Model pilot study for Probudur, Virpax’s long-acting liposomal bupivacaine formulation injected at a wound site to provide both immediate and extended pain relief.

The pharmacokinetics (PK) and safety study of Probudur in the Swine Model was designed to determine the PK profile of Probudur as well as to ascertain any adverse effects on the pigs. Probudur was subcutaneously injected into 4 juvenile domestic pigs at a dose of 30 mg/kg and was well-tolerated by all of the pigs and demonstrated a long-term, slow-release profile. Histopathology was also conducted at the injection site and Probudur was well-tolerated by all pigs in this study.

“Our study results to date for Probudur, as expected, have consistently been positive and support our belief that Probudur has the potential to provide both immediate relief as well as sustained relief at the wound site,” stated Gerald Bruce, CEO of Virpax Pharmaceuticals. “With our agreement to negotiate additional funding from our new institutional investor, and remaining necessary studies underway, we continue to target the end of the year for filing our Investigational New Drug Application (IND) for Probudur.”

Probudur is being developed to significantly reduce or eliminate the need for opioids after surgery in approved indications. Probudur is a local anesthetic that binds to the sodium channel, preventing pain signals from reaching the brain. In pre-clinical studies, Probudur has shown long duration pain control for at least 96 hours, with a rat incisional model demonstrating analgesia for up to five days and in vitro studies demonstrating a slow release of bupivacaine that lasted for up to six days.

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management products candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval for two prescription drug candidates that employ two different patented drug delivery platforms. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain and Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer. Virpax is also using its intranasal Molecular Envelope Technology (MET) to develop one other prescription product candidate, NobrXiol™, which is being developed for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy. Virpax has competitive cooperative research and development agreements (CRADAs) for two of its prescription drug candidates, one with the National Institutes of Health (NIH) and one with the Department of Defense (DOD). Virpax is also seeking approval of two nonprescription product candidates: AnQlar, which is being developed to inhibit viral replication caused by influenza or SARS-CoV-2, and Epoladerm™, which is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis. For more information, please visit virpaxpharma.com and follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended, including those described below. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms and include statements regarding Probudur having the potential to provide both immediate relief as well as sustained relief at the wound site, continuing to target filing an Investigational New Drug Application (IND) for Probudur by the end of the year. These statements relate to future events and involve known and unknown risks, uncertainties, and other factors, including Probudur’s ability to provide both immediate relief as well as sustained relief at the wound site, , the Company’s ability to file an IND by the end of the year, to obtain FDA approval for its prescription drug candidates and nonprescription drug candidates; the Company’s ability to successfully complete research and further development and commercialization of Company drug candidates in current or future indications; the Company’s ability to obtain additional grants to help fund upcoming clinical trials; the Company’s ability to manage and successfully complete clinical trials and the research and development efforts for multiple product candidates at varying stages of development; the timing, cost and uncertainty of obtaining regulatory approvals for the Company’s product candidates; the Company’s ability to protect its intellectual property; the Company’s ability to obtain capital to meet its current and long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete studies and clinical trials that the Company plans to initiate and other factors listed under “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that the Company has filed with the U.S. Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Betsy Brod

Affinity Growth Advisors

Betsy.brod@affinitygrowth.com

(917) 923-8541

Media Contact:

Robert Cavosi

RooneyPartners

rcavosi@rooneypartners.com

(646) 638-9891